Exhibit 10.4.1

                             IMS HEALTH INCORPORATED

                      EXECUTIVE DEFERRED COMPENSATION PLAN






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                             IMS HEALTH INCORPORATED

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                      EXECUTIVE DEFERRED COMPENSATION PLAN

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1.  Purpose................................................................  1

2.  Definitions............................................................  1

3.  Administration.........................................................  2

4.  Participation..........................................................  3

5.  Deferrals..............................................................  3

6.  Deferral Accounts......................................................  4

7.  Settlement of Deferral Accounts........................................  6

8.  Provisions Relating to Section 16 of the Exchange Act
    and Section 162(m) of the Code.........................................  7

9.  Statements.............................................................  7

10. Sources of Stock:  Limitation on Amount of
    Stock-Denominated Deferrals............................................  7

11. Amendment/Termination..................................................  8

12. General Provisions.....................................................  8

13. Effective Date.........................................................  9




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                             IMS HEALTH INCORPORATED

                      EXECUTIVE DEFERRED COMPENSATION PLAN

      1. PURPOSE. The purpose of this Executive Deferred Compensation Plan (the "Plan") is to provide to members of a select group of management or highly compensated employees of IMS Health Incorporated (the "Company") and its subsidiaries and/or its affiliates who are selected for participation in the Plan a means to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles, in order to enhance the competitiveness of the Company's executive compensation program and, therefore, its ability to attract and retain qualified key personnel necessary for the continued success and progress of the Company, and to encourage such persons to retain a significant equity stake in the Company.

      2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

         (a) "Administrator" shall mean the Compensation & Benefits Committee of the Board of Directors or such other committee designated under Section 3(b), to which the Board has delegated the authority to take action under the Plan.

         (b) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under the Plan upon a Participant's death, provided that, if and to the extent authorized by the Administrator, a Participant may be permitted to designate a Beneficiary, in which case the "Beneficiary" instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Administrator to receive the benefits specified under the Plan upon such Participant's death. Unless otherwise determined by the Administrator, a Participant's designation of a Beneficiary other than the Participant's spouse shall be subject to the written consent of the spouse.

         (c) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         (d) "Cash Deferral" shall mean that portion of the assets of a Participant's Deferral account which is attributable to cash based deferrals made by Participant and investment results earned (or lost) thereon.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

         (f) "Deferral Account" shall mean the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Section 6. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

         (g) "Deferred Stock" shall mean a credit to the Participant's Deferral Account representing the right to receive one share of Stock for each share of Deferred Stock so credited, together with rights to dividend equivalents and other rights and limitations specified in the Plan.



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         (h) "Disability" shall mean a physical or mental impairment of sufficient severity such that a Participant is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

         (j) "Participant" shall mean any employee of the Company or any subsidiary or affiliate who is designated by the Administrator as eligible to participate and who participates or makes an election to participate in the Plan.

         (k) "Retirement" shall mean a Participant's voluntary termination of employment (i) at or after attaining age 65 or (ii) prior to attaining age 65 if such termination is approved in advance as a Retirement by the Administrator.

         (l) "Stock" shall mean the Company's Common Stock, $.01 par value, or any other equity securities of the Company designated by the Administrator.

         (m) "Trust" shall mean any trust or trusts established by the Company as part of the Plan; PROVIDED, HOWEVER, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company.

         (n) "Trustee" shall mean the trustee of a Trust.

         (o) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

         (p) "Valuation Date" shall mean the close of business on the last business day of each calendar quarter or other periodic date specified by the Administrator; PROVIDED, HOWEVER, that in the case of termination of employment for reasons other than Retirement, death, or Disability, the Valuation Date shall mean the close of business on the last business day of the year in which employment terminates.

      3. ADMINISTRATION.

         (a) AUTHORITY. The Administrator (subject to the ability of the Board of Directors to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to determine whether to terminate participation of and accelerate distributions to Participants, including Participants who engage in activities competitive with or not in the best interests of the Company. Any actions of the Administrator with respect to the Plan and determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including the Company, the Administrator and members of the committee serving as such, Participants and employees, and their respective successors in interest (subject to the Board's authority to oversee the Administrator). The Administrator may appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

         (b) ADMINISTRATOR. The Administrator shall consist of such number of members as shall be determined by the Board, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors, and any member of the Administrator may resign at any time. The Administrator may delegate administrative and other functions





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under the Plan to officers or employees of the Company and its subsidiaries. No member of the committee serving as Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. No bond or other security shall be required in connection with the Plan of the Administrator or any member of the committee serving as such in any jurisdiction.

         (c) LIMITATION OF LIABILITY. Each member of the committee serving as Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliate, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the committee serving as Administrator, nor any person to whom ministerial duties have been delegated under the Plan, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan, except for the willful misconduct or gross negligence of such member or person.

      4. PARTICIPATION. The Administrator shall determine those employees of the Company and its subsidiaries and/or affiliates, from among the senior executives who qualify as a select group of management or highly compensated employees, who will be eligible to participate in the Plan. Such persons shall be notified of such eligibility by the Company's Executive Compensation Department, subject to the direction of the Administrator.

      5. DEFERRALS. To the extent authorized by the Administrator, a Participant may elect to defer compensation or awards which may be in the form of cash, Stock, Stock-denominated awards or other property to be received from the Company or a subsidiary or affiliate, including salary, annual bonus awards, long-term awards, shares issuable on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements, or otherwise, as may be provided under the terms of such plans, programs and arrangements or as designated by the Administrator. Stock-denominated awards that the may authorize for deferral include (i) stock unit awards such as Restricted Stock Units granted under the Company's Employees' Stock Incentive Plan and (ii) the shares representing the profit upon exercise of stock options granted under any Company plan, in circumstances in which the option exercise price is paid by the surrender of previously acquired shares. The foregoing notwithstanding, a Participant may defer, with respect to a given year, receipt of only that portion of the Participant's salary, annual bonus award, long-term award, shares issuable on stock option exercise and compensation payable under other plans and programs, employment agreements or other arrangements that exceeds the FICA maximum taxable wage base plus the amount necessary to satisfy Medicare and all other payroll taxes (other than Federal, state or local income tax withholding) imposed on the wages or compensation of such Participant from the Company and its subsidiaries and affiliates. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of compensation or awards is deferred, the Administrator may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be specified in documents setting forth terms and conditions of deferrals under the Plan, rules relating to the Plan or election forms, other forms, or instructions published by or at the direction of the Administrator. The Administrator may permit awards and other amounts to be treated as deferrals under the Plan, including deferrals that may be mandatory as determined by the in its sole discretion or under the terms of another plan or arrangement of the Company, for administrative convenience or otherwise to serve the purposes of the Plan and such other plan or arrangement.

         (a) ELECTIONS. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; PROVIDED, HOWEVER, that the Administrator may in its discretion determine that elections are revocable until the deadline specified for the filing of such election; PROVIDED FURTHER, that the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferral Account by filing a later election form; and PROVIDED, FURTHER,

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that, unless otherwise approved by the Administrator, any election to further defer amounts credited to a Deferral Account must be made at least one year prior to the date such amounts would otherwise be payable.

         (b) DATE OF ELECTION. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by or at the direction of the Administrator. Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards.

      6. DEFERRAL ACCOUNTS.

         (a) ESTABLISHMENT; CREDITING OF AMOUNTS DEFERRED. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder, unless otherwise determined by the Administrator. With respect to any fractional shares of Stock or Stock-denominated awards, the Administrator shall determine whether to credit the Deferral Account with a fraction of a share, to pay cash in lieu of the fractional share or carry forward such cash amount under the Plan, round to the nearest whole share, round to the next whole share, or round down to eliminate the fractional share or otherwise make provision for the fractional share. With respect to Cash Deferrals, amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to, or otherwise reflected in, such Account from time to time. Unless otherwise determined by the Administrator (including under Section 6(e)), Cash Deferrals shall be deemed invested in a hypothetical investment as of the date of deferral.

         (b) INVESTMENT VEHICLES.

(i) Amounts credited as Deferred Stock to a Participant=s Deferral Account (whether or not as a result of a Cash Deferral) may not be reallocated or deemed reinvested in any other investment vehicle, but shall remain as Deferred Stock until such time as the Deferral Account is settled in accordance with Section 7.

(ii) Subject to the provisions of Sections 6(d) and 8, Cash Deferral amounts shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Administrator; PROVIDED, HOWEVER, that the Administrator may expressly reserve the right to approve or disapprove any investment direction given by a Participant. The Administrator may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion; PROVIDED, HOWEVER, that each affected Participant shall be given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Cash Deferral amount deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

         (c) DIVIDEND EQUIVALENTS AND ADJUSTMENTS. Deferred Stock credited to a Participant's Deferral Account will be credited with Dividend Equivalents and subject to adjustment as provided in this Section 6(c):

(i) CASH DIVIDENDS. If the Company declares and pays a cash dividend on Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant's Deferral Account as of the payment date for such dividend equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend, multiplied by (B) the amount of cash actually paid as a dividend on each share at such

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         payment date, divided by (C) the fair market value of a share of Stock at such payment date.

(ii) NON-STOCK DIVIDENDS. If the Company declares and pays a dividend on Stock in the form of property other than shares of Stock, then a number of additional shares of Deferred Stock shall be credited to a Participant=s Deferral Account as of the payment date for such dividend equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend, multiplied by
         (B) the fair market value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (C) the fair market value of a share of Stock on the day after such payment date.


(iii) STOCK DIVIDENDS AND SPLITS. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional shares of Deferred Stock shall be credited to Participant=s Deferral Account as of the payment date for such dividend or forward Stock split equal to (A) the number of shares of Deferred Stock credited to the Deferral Account as of the record date for such dividend or split, multiplied by (B) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Stock.

(iv)     MODIFICATIONS TO DIVIDEND EQUIVALENTS POLICY. Other provisions of this
         Section 6(c) notwithstanding, the Administrator may modify the manner of payment or crediting of Dividend Equivalents hereunder, in order to coordinate the value of Deferral Accounts with any trust holding shares established under Section 6(e), for administrative convenience, or for any other reason.

(v) ADJUSTMENTS. The number of shares of Deferred Stock credited to the Participant's Account may be adjusted by the Administrator in order to prevent dilution or enlargement of Participants= rights with respect to Deferred Stock, in the event of any unusual corporate transaction or event which affects the value of Common Stock, provided that any such adjustment shall be made taking into account any crediting of Deferred Stock to the Participant under other provisions of this Section 6(c) in connection with such transaction or event.

         (d) ALLOCATION AND REALLOCATION OF HYPOTHETICAL INVESTMENTS. A Participant may allocate the Cash Deferral portion of his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to Section 6(b)(i) and any rules established by the Administrator, a Participant may reallocate such Cash Deferrals as of the Valuation Date or other date specified by the Administrator at or following the filing of Participant's election to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice in such form as may be specified by the Administrator. The Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum or maximum amounts that may be allocated or reallocated by Participants.

         (e) TRUSTS. The Administrator may, in its discretion, establish one or more Trusts (including sub-accounts under such Trust(s)), and deposit therein amounts of cash, Stock, or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of hypothetical income and appreciation and depreciation in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such Trust(s). Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles available with respect to the Cash Deferral portion of the Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust(s) and the actual investments available to such Trust(s).


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         (f) CASHLESS EXERCISE. If and to the extent permitted by the
Administrator, and subject to such terms and conditions as may be established by the Administrator from time to time, a Participant may submit a request to the Administrator to surrender (or constructively surrender) Deferred Stock allocated to his or her Deferral Account to pay the purchase price of any stock options of the Company granted to the Participant under another plan, program or arrangement.

         (g) RESTRICTIONS ON PARTICIPANT DIRECTION. The provisions of Section 6(b), 6(d), and 7(c) notwithstanding, the Administrator may restrict or prohibit reallocations of amounts deemed invested in specified investment vehicles, and subject such amounts to a risk of forfeiture and other restrictions, in order to conform to restrictions applicable to Stock, a Stock-denominated award, or any other award or amount deferred under the Plan and resulting in such deemed investment, to comply with any applicable law or regulation, or for such other purpose as the Administrator may determine is not inconsistent with the Plan.

      7. SETTLEMENT OF DEFERRAL ACCOUNTS.

         (a) FORM OF PAYMENT. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, as follows:

(i) with respect to Cash Deferrals, payment of cash or, in the discretion of the Administrator, by delivery of other liquid assets (including Stock) having a fair market value equal to the Cash Deferral amount credited to the Deferral Account; provided, however, that, to the extent practicable, any assets delivered in settlement of Cash Deferrals shall be of the same type or kind as the investment vehicle in which those Cash Deferrals were deemed invested at the time of settlement; or

(ii) with respect to Stock based deferral amounts, by delivery of shares of Stock, including shares of Stock delivered out of the assets of the Trust.

         (b) FORFEITURES UNDER OTHER PLANS AND ARRANGEMENTS. To the extent that Stock or any other award or amount (i) is deposited in a Trust pursuant to
Section 6 in connection with a deferral of Stock, a Stock-denominated award, or any other award or amount under another plan, program, employment agreement or other arrangement, or otherwise is deemed to be deferred under the Plan without such a deposit, and (ii) is forfeited pursuant to the terms of such plan, program, agreement or arrangement, the Participant shall not be entitled to the value of such Stock and other property related thereto (including without limitation, dividends and distributions thereon) or other award or amount, or proceeds thereof. Any Stock or Stock-denominated awards, other property or other award or amount (and proceeds thereof) forfeited shall be returned to the Company.

         (c) TIMING OF PAYMENTS. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, provided that, in the event of termination of employment for reasons other than Retirement, death or Disability, a single lump sum payment in settlement of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made as promptly as practicable following the next Valuation Date, unless otherwise determined by the Administrator; provided further, that payments in settlement of a Deferral Account will be made in accordance with Section 7(d) in the event of a Change in Control; and provided further, that, unless otherwise determined by the Administrator, payments in settlement of a Deferral Account will be made in not more than ten installments and in no event later than ten years after the Participant's termination of employment due to Retirement, death or Disability.

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         (d) CHANGE IN CONTROL. In the event of a "Change in Control," as defined in this Section 7(d), the following provisions shall apply:

(i) All deferral periods will be automatically accelerated to end at the time of the Change in Control, and each Deferral Account will be settled within five business days after the end of the deferral period, provided that the Administrator may accelerate this settlement (for all or specified parts of a Deferral Account) in anticipation of a Change in Control for any reason, subject to such conditions as the Administrator may impose; and

(ii) If the Change in Control involves a transaction that is to be accounted for as a pooling of interests, then, regardless of any other rights the Participant may have hereunder, each Participant's rights hereunder will be adjusted or restricted to the extent necessary to ensure that such rights will not impair the pooling-of-interests accounting treatment of the transaction.

For purposes of the Plan, the term "Change in Control" has the meaning defined in any employment agreement or change-in-control severance agreement between the Company and the Participant in effect at the time such event occurs or, if no such agreement is in effect at the relevant date, the meaning as defined in the Company's Employees' Stock Incentive Plan; provided, however, no transaction in which the Participant is actively participating in a capacity other than as a director, officer, employee or stockholder of the Company will constitute a Change in Control for purposes of that Participant's deferral account.

         (e) FINANCIAL EMERGENCY AND OTHER PAYMENTS. Other provisions of the Plan (except Section 8) notwithstanding, if, upon the written application of a Participant, the Administrator determines that the Participant has a financial emergency of such a substantial nature, beyond the Participant's control, and as to which the Participant lacks other readily available assets that could be used to timely address the emergency, so that payment of amounts previously deferred under the Plan is warranted, the Administrator may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

         (f) VOLUNTARY WITHDRAWAL WITH 10% PENALTY. A Participant may voluntarily withdraw all or a portion of his or her Deferral Account balance upon 30 days' notice to the Administrator, subject to a penalty equal to 10% of the amount withdrawn; provided, however, that the Participant shall have no right to withdraw Deferred Stock under this Section 7(f) if the existence of such right would result in "variable" accounting under APB 25 with respect any Deferred Stock or if such withdrawal is otherwise not approved by the Administrator. The amount of any penalty under this Section 7(f) will be forfeited and paid over to the Company.

      8. PROVISIONS RELATING TO SECTION 16 OF THE EXCHANGE ACT AND SECTION 162(M) OF THE CODE.

         (a) AVOIDANCE OF LIABILITY UNDER SECTION 16. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act, the Administrator shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3 or otherwise will not result in liability under Section 16(b) of the Exchange Act.

         (b) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, determined by the Administrator likely to be a "covered employee" within the meaning of Code
Section 162(m) and regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company would not be entitled to a tax deduction under Code Section 162(m). Accordingly, unless otherwise determined by the Administrator, if any payment in

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settlement of a Deferral Account would be subject to a loss of deductibility by the Company at the a time of scheduled settlement hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation will be, at the time of settlement hereunder, fully deductible by the Company.

      9. STATEMENTS. The Administrator will furnish statements, at least once each calendar year, to each Participant reflecting the amounts credited to a Participant's Deferral Accounts, transactions therein since the date reported on in the last previous statement, and other information deemed relevant by the Administrator.

     10. SOURCES OF STOCK: LIMITATION ON AMOUNT OF STOCK-DENOMINATED
DEFERRALS. Shares of Stock deliverable in settlement of Deferred Stock, including shares deposited under the Plan in a Trust pursuant to Section 6 in connection with a deferral of a Stock-denominated award granted or acquired under another plan, program, employment agreement or other arrangement that provides for the issuance of shares, shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement. Shares of Stock actually delivered in settlement of such deferral shall be originally issued shares or treasury shares in accordance with the terms of such other plan, program or arrangement. If the authorizes deemed investments in Deferred Stock by Participants deferring cash, and any shares to be deposited under the Plan in a Trust in connection with such deemed investments in Deferred Stock or otherwise to be delivered in settlement of Deferred Stock shall be solely treasury shares or shares acquired in the market by or on behalf of the Trust. The shall reserve a specified number of shares of Stock held in treasury by the Company for the delivery in connection with such cash deferrals at the time it authorizes Deferred Stock as an investment vehicle for Cash Deferrals.

     11. AMENDMENT/TERMINATION. The Administrator may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; PROVIDED, HOWEVER, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. The foregoing notwithstanding, the Administrator may terminate the Plan (in whole or in part) and distribute to Participants (in whole or in part) the amounts credited to his or her Deferral Accounts, and reserves the right to accelerate the settlement of any individual Participant's Deferral Account (in whole or in part). The termination of the Plan, and any amendment or alteration to the Plan that is beyond the scope of the authority or the Administrator, shall be subject to the approval of the Board of Directors.

     12. GENERAL PROVISIONS.

         (a) LIMITS ON TRANSFER OF AWARDS. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan or to a payment under the Plan shall be transferable or assignable by a Participant or his or her Beneficiary, shall be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor shall be subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

         (b) RECEIPT AND RELEASE. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary or affiliate, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect. In the case of any payment under the Plan of less than all amounts then credited to an account in the form of Deferred

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Stock, the amounts paid shall be deemed to relate to the Deferred Stock credited to the account at the earliest time.

         (c) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; PROVIDED, HOWEVER, that the Administrator may authorize the creation of Trusts, including but not limited to the Trusts referred to in Section 6 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Administrator otherwise determines with the consent of each affected Participant.

         (d) COMPLIANCE. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or By-Laws, or any other law, regulation, or binding contract to which the Company is a party.

         (e) OTHER PARTICIPANT RIGHTS. No Participant shall have any of the rights or privileges of a stockholder of the Company under the Plan, including as a result of the crediting of Stock equivalents or other amounts to a Deferral Account, or the creation of any Trust and deposit of such Stock therein, except at such time as Stock may be actually delivered in settlement of a Deferral Account. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary or affiliate, or to interfere in any way with the right of the Company or a subsidiary or affiliate to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 12(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         (f) TAX WITHHOLDING. The Company and any subsidiary or affiliate shall have the right to deduct from amounts otherwise payable by the Company or any subsidiary or affiliate to the Participant, including compensation not subject to deferral as well as amounts payably hereunder in settlement of the Participant's Deferral Account, any sums that federal, state, local or foreign tax law requires to be withheld with respect to the deferral of compensation hereunder, transactions affecting the Participant's deferral account, and payments in settlement of the Participant's Deferral Account, including FICA, Medicare and other employment taxes. Shares may be withheld to satisfy such obligations in any case where taxation would be imposed upon the delivery of shares, except that shares issued or delivered under any plan, program, employment agreement or other arrangement may be withheld only in accordance with the terms of such plan, program, employment agreement or other arrangement and any applicable rules, regulations, or resolutions thereunder.

         (g) RIGHT OF SETOFF. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time, including amounts payable in connection with Participant's Deferral Account, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By electing to participant in the Plan and defer compensation hereunder, the Participant agrees to any deduction or setoff under this Section 12(g).

         (h) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

         (i) LIMITATION. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company nor the Administrator shall be liable or responsible therefor.

         (j) CONSTRUCTION. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

         (k) SEVERABILITY. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         (l) STATUS. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

     13. EFFECTIVE DATE. The Plan shall be effective as of July 20, 1999.


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